Exhibit 4.1

[PREFERRED STOCK CERTIFICATE SPECIMEN] Incorporated under the laws of the State of Ohio ADCARE HEALTH SYSTEMS, INC. 10.875% Series A Cumulative Redeemable Preferred Stock no par value CUSIP 00650W 409 This Certifies that is the registered holders of shares OF THE 10.875% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK, ALL OF WHICH ARE FULLY PAID AND NON-ASSESSABLE AND transferable only on the books of the corporation by the holder hereof in person or by attorney upon surrender of his certificate properly endorsed. In witness Whereof, the said corporation has caused this certificate to tbe signed by his duly authorised officers and his corporate seal to be hereunder affixed this day of A.D. Incorporated in the State of Ohio, 1991 Continetal Stock Transfer & Trust, Transfer Agent President Secretary NO PAR VALUE ©GOES 720 ALL RIGHTS RESERVED

[REVERSE SIDE OF PREFERRED STOCK CERTIFICATE SPECIMEN] THE CERTIFICATE OF INCORPORATION OF THE CORPORATION GRANTS TO THE BOARD OF DIRECTORS THE POWER TO ESTABLISH MORE THAN ONE CLASS OR SERIES OF SHARES AND TO FIX THE RELATIVE RIGHTS AND PREFERENCES OF ANY SUCH DIFFERENT CLASS OR SERIES. THE CORPORATION WILL FURNISH TO ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DEISGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OR SERIES AUTHORIZED TO BE ISSUED, SO FAR AS THEY HAVE BEEN DETERMINED, AND THE AUTHORITY OF THE BOARD TO DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT CLASSES OR SERIES. For Value Received, hereby sell, assign and transfer unto shares represented by the within certificate and do hereby irrevocably constitute and appoint attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises. Dated 20 In presence of NOTICE THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE , IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.